                 [LETTERHEAD OF MATERIAL SCIENCES CORPORATION]

     NEWS RELEASE

Material Sciences Corporation
Names Gerald G. Nadig Chairman;
Evans Remains a Director

ELK GROVE VILLAGE, IL, December 19, 1997 -- The broad of directors of Material Sciences Corporation (NYSE:MSC), today announced that Gerald G. Nadig, 52, president and chief executive officer, has been elected chairman of the board effective January 1, 1998. Nadig succeeds G. Robert Evans, who retired but will continue to serve as a director. Nadig will retain his current position as president and chief executive officer.

"Gerry Nadig's election as chairman is well deserved and results from his solid leadership since joining the company in 1989. Furthermore, the board is confident that Gerry can successfully guide MSC to a sustained period of growth and prosperity," said Evans.

Nadig began his career with the company as executive vice president of its MSC Pre Finish Metals Inc. subsidiary in July 1989, and was appointed president and chief operating officer in January 1990. In June 1991, Nadig was promoted to president and chief operating officer of MSC. He was named to MSC's board of directors in April 1996, and to his current position as president and chief executive officer in January 1997.

Material Sciences Corporation is a technology-based manufacturer of continuously processed specialty coated materials and services. The company's four principal product groups are Laminates and Composites, Specialty Films, Coil Coating, and Electrogalvanizing. Its materials are sold to a variety of manufacturers and distributors and used across a broad spectrum of industries and products. Founded in 1971 and headquartered near Chicago, MSC operates nine manufacturing plants in the U.S. and sells its products around the world.

For further information on Material Sciences by Fax, dial 1-800-PRO-INFO, ext. MSC. Information about Material Sciences through the Internet is available at: http://www.matsci.com/

                 [LETTERHEAD OF MATERIAL SCIENCES CORPORATION]

     NEWS RELEASE

Material Sciences Corporation
Reports Higher Sales, Lower Earnings
for Third Quarter, Nine Months

Previously Announced Acquistion Completed

ELK GROVE VILLAGE, IL, December 19, 1997 -- Material Sciences Corporation (NYSE:MSC), today announced higher sales and lower earnings for its third quarter ended November 30, 1997.

Net sales in the third quarter were $75.1 million, 7.8 percent higher than the $69.7 million in the same period last year. Net income for the latest quarter was $2.2 million, or 14 cents per share, compared with last year's quarterly net income of $4.2 million, or 27 cents per share.

For the nine months ended November 30, 1997, net sales were $218.7 million, up
4.7 percent from last year's $209.0 million. Net income was $6.4 million, or 42 cents per share, compared with last year's nine-month net income of $12.5 million, or 80 cents per share.

Mixed Performance at Operating Groups

Coil Coating sales in the third quarter were $31.8 million, up 5.5 percent from the $30.2 million reported last year. The major contributor was the continued adoption by car makers of the company's proprietary high-gloss coating system for exterior trim parts.

Laminates and Composites sales in the third quarter were $17.3 million compared with $17.2 million last year, but 17.2 percent above this year's second quarter. This rebound was led by disc brake noise dampers, which had 22.8 percent higher sales than the second quarter.

News Release
December 19, 1997
Page 2

Electrogalvanizing sales in the third quarter were $16.6 million, up 16.2 percent compared with $14.3 million a year ago. Shipments reached 124,300 tons,
7.7 percent higher than the 115,426 tons reported last year.

Specialty Films sales were $9.4 million, up 17.1 percent form the $8.0 million in the third quarter last year. Major reasons for the increase were strong sales of industrial film products, such as sputtered films for digital imaging printing plates, and high-performance solar control window films for the automotive aftermarket and building applications.

Commenting on the third quarter and outlook, President and Chief Executive Officer Gerald G. Nadig said, "Although third quarter results showed an improvement over this year's second quarter, as previously announced, they fell short of our expectations in some areas. Sales continue to be affected by new product adoption delays at key prospects in our Laminates and Composites group, as well as lower shipments and a temporary shift to a lower value product mix in our Coil Coating group. These factors, plus higher year-to-year depreciation and financing costs, resulted in our earnings shortfall. Looking at the balance of fiscal 1998, we expect earnings in the last half of the year to be slightly below our first six months' performance."

New Coil Coating President

On December 2, 1997, Douglas M. Rose was named president of the MSC Pre Finish Metals Inc. subsidiary. "Doug's experience and extensive operating background while at Toyoda Machinery USA Corporation, Bendix Corporation, and Ford Motor Company, make him an ideal candidate to direct the future growth of our coil coating business," said Nadig.

Acquisition Completed

MSC also indicated it completed the previously announced acquistion of certain assets and the assumption of certain liabilities of a west coast hot-dipped galvanizing and coil coating business. The purchase price was approximately $127.0 million, which was financed through a new bank line of credit, and a short term seller note that MSC intends to refinance

News Release
December 19, 1997
Page 3

by the end of this fiscal year. The operation consists of a 300,000-ton capacity hot-dipped galvanizing line and a coil coating line capable of producing 150,000 tons of prepainted metal. These two facilities will continue to operate, but as MSC subsidiaries. This California business serves the building and construction markets across the western United States. It had annual sales of approximately $95.0 million in calendar 1997. The transaction is expected to add to earnings in the next fiscal year, beginning March 1, 1998.

EVA Rollout Underway

"I am pleased to report that the introduction of Economic Value Added (EVA(R)) is well underway at MSC. The EVA reporting system, capital appropriation model and training manual are all in the final phase of preparation. A comprehensive employee communication program also is being developed, with rollout scheduled for early February. An incentive compensation program tied to EVA improvement will be in place when the program is introduced," Nadig concluded.

Material Sciences Corporation is a technology-based manufacturer of continuously processed specialty coated materials and services. The company's four principal product groups are Laminates and Composites, Specialty Films, Coil Coating, and Electrogalvanizing. Its materials are sold to a variety of manufacturers and distributors and used across a broad spectrum of industries and products. Founded in 1971 and headquartered near Chicago, MSC operates nine manufacturing plants in the U.S. and sells its products around the world.

Forward-looking statements contained in this press release are qualified by the cautionary language described in Part II, Item 7 of the company's 1997 annual report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

For further information on Material Sciences by Fax, dial 1-800-PRO-INFO, ext. MSC. Information about Material Sciences through the Internet is available at: http://www.matsci.com/

                         MATERIAL SCIENCES CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME

                     (in thousands, except per share data)

                                                                      Unaudited                               Unaudited
                                                           -------------------------------         ------------------------------
                                                           Three Months Ended November 30,         Nine Months Ended November 30,
                                                           -------------------------------         ------------------------------
                                                                                  Percent                                 Percent
                                                             1997        1996     Change              1997       1996     Change
                                                           --------    --------   --------         ---------   ---------  -------
Net Sales                                                  $ 75,107    $ 69,658       7.8%         $ 218,744   $ 208,962      4.7%
Cost of Sales                                                57,526      50,920      13.0%           166,788     153,432      8.7%
                                                           --------    --------                    ---------   ---------
Gross Profit                                               $ 17,581      18,738      -6.2%         $  51,956   $  55,530     -6.4%
Selling, General and Administrative Expenses                 12,881      11,629      10.8%            39,020      35,027     11.4%
                                                           --------    --------                    ---------   ---------
Income from Operations                                     $  4,700    $  7,109     -33.9%         $  12,936   $  20,503    -36.9%
                                                           --------    --------                    ---------   ---------
Other (Income) and Expense:
 Interest Income                                           $    (30)   $    (54)    -44.4%         $    (105)  $    (189)   -44.4%
 Interest Expense                                             1,073         178        NM              3,131         320       NM
 Equity in Results of Partnership                               369         350       5.4%               211         831    -74.6%
 Other, Net                                                    (249)       (265)     -6.0%              (776)       (721)     7.6%
                                                           --------    --------                    ---------   ---------
  Total Other Expense, Net                                 $  1,163    $    209        NM          $   2,461   $     241       NM
                                                           --------    --------                    ---------   ---------
Income Before Income Taxes                                 $  3,537    $  6,900     -48.7%         $  10,476   $  20,262    -48.3%
Income Taxes                                                  1,362       2,657     -48.7%             4,034       7,802    -48.3%
                                                           --------    --------                    ---------   ---------
Net Income                                                 $  2,175    $  4,243     -48.7%         $   6,441   $  12,460    -48.3%
                                                           ========    ========                    =========   =========
Net Income Per Common and Common Equivalent Share          $   0.14    $   0.27     -48.1%         $    0.42   $    0.80    -47.5%
                                                           ========    ========                    =========   =========
Weighted Average Number of Common and Common
 Equivalent Shares Outstanding                               15,499      15,645      -0.9%            15,471      15,594     -0.8%
                                                           ========    ========                    =========   =========


NM - Not Meaningful

                         MATERIAL SCIENCES CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                (in thousands)

                                                   November 30,     February 28,
                                                       1997             1997
                                                    Unaudited         Audited
                                                   ------------     ------------
Assets:
 Current Assets:
  Cash and Cash Equivalents                          $   3,184        $   2,118
  Restricted Cash                                        5,000                -
  Receivables:
   Trade, Less Reserves                                 34,087           35,944
   Current Portion of Partnership Note Receivable          780              767
   Income Taxes                                            660            1,249
  Prepaid Expenses                                       4,112            2,791
  Inventories                                           35,622           30,952
  Prepaid Taxes                                          1,186            1,186
                                                     ---------        ---------
   Total Current Assets                              $  84,611        $  75,005
                                                     ---------        ---------
 Gross Property, Plant and Equipment                 $ 257,494        $ 242,340
 Accumulated Depreciation and Amortization            (100,922)         (87,954)
                                                     ---------        ---------
   Net Property, Plant and Equipment                 $ 156,572        $ 154,386
                                                     ---------        ---------
 Other Assets:
  Investment in Partnership                          $  11,166        $  10,759
  Partnership Note Receivable, Less Current
   Portion                                                   -              374
  Intangible Assets, Net                                14,043           12,837
  Other                                                    482              728
                                                     ---------        ---------
   Total Other Assets                                $  25,691        $  24,698
                                                     ---------        ---------
   Total Assets                                      $ 266,874        $ 254,089
                                                     =========        =========
Liabilities:
 Current Liabilities:
  Current Portion of Long-Term Debt                  $   3,774        $   3,750
  Accounts Payable                                      23,325           24,092
  Accrued Payroll Related Expenses                       8,563            9,838
  Accrued Expenses                                       5,672            6,171
                                                     ---------        ---------
   Total Current Liabilities                         $  41,324        $  43,651
                                                     ---------        ---------
 Long-Term Liabilities:
  Deferred Income Taxes                              $  11,288        $  11,392
  Long-Term Debt, Less Current Portion                  62,968           54,761
  Accrued Superfund Liability                            3,968            4,071
  Other                                                  7,016            6,641
                                                     ---------        ---------
   Total Long-term Liabilities                       $  86,240        $  76,865
                                                     ---------        ---------
Shareowners' Equity:
  Preferred Stock                                    $       -        $       -
  Common Stock                                             327              325
  Additional Paid-In Capital                            51,663           50,142
  Treasury Stock at Cost                                (8,545)          (7,518)
  Retained Earnings                                     98,865           90,424
                                                     ---------        ---------
   Total Shareowners' Equity                         $ 140,310        $ 133,373
                                                     ---------        ---------
   Total Liabilities and Shareowners' Equity         $ 266,874        $ 254,089
                                                     =========        =========

                         MATERIAL SCIENCES CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (In thousands)

                                                                           Unaudited                           Unaudited
                                                                -------------------------------     ------------------------------
                                                                Three Months Ended November 30,     Nine Months Ended November 30,
                                                                -------------------------------     ------------------------------
                                                                  1997                   1996         1997                  1996
                                                                --------               --------     --------              --------
Cash Flows From:
Operating Activities:
Net Income                                                      $  2,175               $  4,243     $  8,441              $ 12,460
Adjustments to Reconcile Net Income to Net Cash Used in
  Operating Activities:
  Depreciation and Amortization                                    4,661                  3,642       14,029                11,106
  Benefit for Deferred Income Taxes                                  (35)                   (79)        (104)                 (227)
  Compensatory Effect of Stock Plans                                  98                     57          129                   337
  Other, Net                                                         403                    338          243                   819
                                                                --------               --------     --------              --------
    Operating Cash Flow Prior to Changes in Assets
      and Liabilities                                           $  7,302               $  8,201     $ 20,738              $ 24,495
                                                                --------               --------     --------              --------

Changes in Assets and Liabilities:
  Receivables                                                   $    981               $  1,882     $    761              $ (4,164)
  Income Taxes Receivable                                            463                  1,035          689                 1,760
  Prepaid Expenses                                                  (134)                   154       (1,280)                   60
  Inventories                                                       (374)                   142       (2,976)               (1,983)
  Accounts Payable                                                 1,025                  1,286         (841)                  (29)
  Accrued Expenses                                                  (127)                 1,490       (1,878)                 (645)
  Other, Net                                                        (340)                  (146)        (238)                 (210)
                                                                --------               --------     --------              --------
    Cash Flow from Changes in Assets and Liabilities            $  1,494               $  5,843     $ (5,863)             $ (5,211)
                                                                --------               --------     --------              --------
      Net Cash Provided by Operating Activities                 $  3,798               $ 14,044     $ 14,878              $ 19,284
                                                                --------               --------     --------              --------

Investing Activities:
Capital Expenditures, Net                                       $ (2,136)              $(15,690)    $(15,057)             $(42,182)
Acquisitions, Net of Cash Acquired                                   (75)                     -       (1,204)               (2,489)
Escrow for Acquisition                                             5,000                      -        5,000                     -
Investment in Partnership                                           (614)                  (454)      (1,618)               (1,331)
Distribution from Partnership                                          -                      -        1,374                   375
Other Long-Term Assets                                                 -                   (117)         197                   172
                                                                --------               --------     --------              --------
      Net Cash Provided by (Used in) Investing Activities       $  2,175               $(16,261)    $(11,308)             $(45,455)
                                                                --------               --------     --------              --------

Financing Activities:
Net Proceeds (Payments) Under Lines of Credit                   $ (3,300)              $    600     $(14,600)             $ 24,300
Proceeds from Senior Notes                                             -                      -       20,000                     -
Payments to Settle Debt                                           (2,094)                  (748)      (3,286)               (1,592)
Purchase of Treasury Stock                                             -                      -       (1,027)                    -
Sale of Common Stock                                                 641                    679        1,394                 1,355
                                                                --------               --------     --------              --------
      Net Cash Provided by (Used in) Financing Activities       $ (4,753)              $    531     $  2,481              $ 24,063
                                                                --------               --------     --------              --------

Net Increase (Decrease) in Cash                                 $  6,218               $ (1,686)    $  6,048              $ (2,106)
Cash and Cash Equivalents at Beginning of Period                   1,946                  2,957        2,116                 3,379
                                                                --------               --------     --------              --------
Cash and Cash Equivalents at End of Period                      $  8,164               $  1,271     $  8,164              $  1,271
                                                                ========               ========     ========              ========

Supplemental Cash Flow Disclosures:
  Subordinated Notes Issued for Acquisitions                    $      -               $      -     $  1,117              $  1,500
  Cash Portion of Acquisitions and Related Costs                      75                      -        1,204                 2,489
                                                                --------               --------     --------              --------
  Total Consideration Paid for Acquisitions                     $     75               $      -     $  2,321              $  3,989
                                                                ========               ========     ========              ========

The Changes in Assets and Liabilities above for the three months and nine months ended November 30, 1997, are net of assets and liabilities acquired.